                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Conexant Systems, Inc. of our report dated February 10, 1999 on the consolidated financial statements of Maker Communications, Inc. included in Conexant Systems, Inc.'s Form 8-K dated February 16, 2000 and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 16, 2000